UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2005
webMethods, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15681 (Commission File Number)	54-1807654 (IRS Employer Identification Number)

3877 Fairfax Ridge Road, South Tower Fairfax, Virginia (Address of Principal Executive Offices)		22030 (Zip Code)
Registrant’s Telephone Number, including Area Code:     703-460-2500
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 16, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of webMethods, Inc., a Delaware corporation (“webMethods” or the “Company”), approved the acceleration of vesting for all outstanding, unvested and “out-of-the-money” stock options of the Company previously granted to employees, consultants or directors of the Company prior to September 30, 2005 with an exercise price higher than the closing price of the Company’s Common Stock on December 16, 2005, which was $7.53. The acceleration of such options is effective as of December 16, 2005, provided the holder of such options is an employee, consultant or director of the Company on such date. The following table summarizes the options subject to acceleration:

	Aggregate Number of Common	Weighted Average
	Stock Shares Issuable Under	Exercise Price Per
	Accelerated Options	Share
Total Non-Employee Directors	46,587	$9.54
Total Named Executive Officers (1)	701,991	$9.90

Total Directors and Named Executive Officers	748,578	$9.87
Total All Other Employees	1,423,602	$9.49

Total (2)	2,172,180	$9.62

(1)	Consists of the Company’s current executive officers: David Mitchell, President and Chief Executive Officer; Richard Chiarello, Chief Operating Officer and Executive Vice President; Mark Wabschall, Chief Financial Officer, Chief Accounting Officer, Treasurer and Executive Vice President; Douglas McNitt, General Counsel, Executive Vice President and Secretary; and Kristin Muhlner, Executive Vice President.

(2)	The accelerated options represent approximately 11.3% of the total of all outstanding Company options.
The Company’s decision to accelerate the vesting of these options was in anticipation of compensation expense to be recorded subsequent to the applicable effective date of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”). SFAS 123R will require companies to recognize the grant-date fair value of stock options issued to employees as an expense in the income statement, and will require the Company, effective April 1, 2006, to recognize the compensation costs related to share-based payment transactions, including stock options. In addition, the Company considered that, because these options had exercise prices in excess of the current market value, they were not fully achieving their original objectives of incentive compensation and employee retention. It is estimated that the maximum future compensation expense that will be eliminated as a result of the acceleration of the vesting of these options is approximately $11.2 million, with approximately $6.7 million eliminated for fiscal year 2007.
The information in Item 7.01 in this Form 8-K is incorporated by reference.
Item 7.01 Regulation FD Disclosure.
On December 19, 2005, the Company issued a press release that announced the accelerated vesting of out-of-the-money stock options, which is furnished as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.

Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Shell Company Transactions.
Not applicable.
(d)	Exhibits.
Exhibit 99.1 Press release dated December 19, 2005.*

* This exhibit is furnished to, but not filed with, the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.
December 19, 2005	By:	/s/ David Mitchell
		Name:	David Mitchell
		Title:	President and CEO

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Press release dated December 19, 2005.*
* This exhibit is furnished to, but not filed with, the Securities and Exchange Commission.